UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (701) 837-9600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Director or Certain Officers; Election of Directors; Appointment of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2013, Vance Castleman, Vaune M. Cripe, Myron D. Thompson and Gregory G. Phillipps tendered their resignations from the Board of Directors, which resignations were accepted by the remaining member of the Board of Directors.  Mr. Castleman was a member of the Company’s Compensation Committee; Ms. Cripe was a member of the Company’s Nominating, Audit and Compensation Committees; Mr. Thompson was a member of the Company’s Nominating and Audit Committees; and Mr. Phillipps was a member of the Company’s Audit and Compensation Committees.  There was no disagreement or dispute between Messrs. Castleman, Cripe, Thompson and Phillipps and the Company relating to the Company’s operations, policies or practices.

On December 12, 2013, the remaining Director, Gordon Dihle, appointed John R. Carlson and Elizabeth Redding as Directors of the Company to fill two of the vacancies created by the resignations of Messrs. Castleman, Cripe, Thompson and Phillipps, with the remaining two directorships to remain vacant.

Mr. Carlson is the Chief Executive Officer and President of the Company.  Mr. Carlson was born December 19, 1963, attended Montana State University in Bozeman, Montana, pursuing education in Physics and Chemical Engineering.  He has passed several securities qualification examinations including the General Securities Representative, General Securities Principal, Uniform Securities Agent State Law, Registered Investment Advisor, Municipal Securities Principal, and insurance licenses for Life Insurance, Variable Life Insurance, Annuities and Variable Annuities, and Accident and Health Insurance.  From September of 1998 to July of 2002, Mr. Carlson worked as a Financial Advisor with a national financial services firm.  Mr. Carlson specialized in comprehensive financial planning relating to retirement, education, and risk management planning.  Since July of 2002, Mr. Carlson has served Capital Financial Services, Inc., a subsidiary of the Company, and is currently that firm’s Chief Compliance Officer.

Ms. Redding is the Chief Financial Officer of the Company.  Ms. Redding served as the general manager of Spicy Pie a restaurant, located in Fargo, ND from 2009 to 2010.  From 2010 to 2011, Ms. Redding served as an administrative assistant at Capital Financial Services, Inc., a broker dealer located in Minot, ND.  From 2010 to 2011, Ms. Redding served as a commission/accounting specialist, for Capital Financial Services, Inc., a subsidiary of the Company.  From 2011 to 2012 Ms. Redding served as a loan officer for Northern Tier Federal Credit Union, located in Velva, ND.  From 2012 to the present, Ms. Redding serves as Treasurer of the Velva Association of Commerce, a local organization located in Velva, ND.  In 2010, Ms. Redding received a B.S. Degree in Business Management from Minot State University, Minot, ND.

There is no family relationship between Mr. Carlson and Ms. Redding nor are there any family relationships between Mr. Carlson and/or Ms. Redding and any other officer or member of the Company's board of directors.

Item 8.01 – Other Events

The Company has filed an Amendment to its Form 15 filed June 25, 2013, requesting immediate withdrawal of its request to terminate the registration of its common shares under Section 12(g) of the Securities and Exchange Act of 1934 (“34 Act”).  The Company believes that withdrawal of the Form 15 is consistent with the public interest and the protection of investors.  The Company is withdrawing the Form 15 because the Form 15 filing was erroneously made based on inaccurate assumptions.  Upon filing of the withdrawal of the Form 15, the Company is required to file and will continue to file its reports under the 34 Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.

Dated: December 17, 2013	By:	/s/ John. R. Carlson
John R. Carlson
CEO & President